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                                                                  EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of Raytheon Company on Form S-4 of our report dated January 20, 1997, except as to the information presented in note R for which the date is February 23, 1997 on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company and Subsidiaries Consolidated. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts

November 4, 1997